AMERICAN FINANCIAL CORPORATION

              EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT


  The following is a list of subsidiaries of AFC at December 31, 1998. All corporations are subsidiaries of AFC and, if indented, subsidiaries of the company under which they are listed.

                                                                 Percentage of
                                                   State of      Common Equity
Name of Company                                  Incorporation   Ownership
American Premier Underwriters, Inc.                Pennsylvania      81
  Pennsylvania Company                             Delaware         100
    Atlanta Casualty Company                       Illinois         100
    Infinity Insurance Company                     Indiana          100
    Leader Insurance Company                       Ohio             100
    Republic Indemnity Company of America          California       100
    Windsor Insurance Company                      Indiana          100
Great American Insurance Company                   Ohio             100
  American Annuity Group, Inc.                     Delaware          82
    AAG Holding Company, Inc.                      Ohio             100
      American Annuity Group Capital Trust I       Delaware         100
        American Annuity Group Capital Trust II    Delaware         100
        American Annuity Group Capital Trust III   Delaware         100
        Great American Life Insurance Company      Ohio             100
          Loyal American Life Insurance Company    Ohio             100
          Prairie National Life Insurance Company  South Dakota     100
  American Empire Surplus Lines Insurance Company  Delaware         100
  American National Fire Insurance Company         New York         100
  Brothers Property Corporation                    Ohio              80
  Mid-Continent Casualty Company                   Oklahoma         100
  National Interstate Corporation                  Ohio              52
  Stonewall Insurance Company                      Alabama          100
  Transport Insurance Company                      Ohio             100

   The names of certain subsidiaries are omitted, as such subsidiaries in the aggregate would not constitute a significant subsidiary.

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